Exhibit 23
Consent of Independent Registered Public Accounting Firm
Healthcare Realty Trust Incorporated
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-79452 and No. 333-236396) and Form S-8 (No. 333-206174 and No. 033-97240) of Healthcare Realty Trust Incorporated of our reports dated February 10, 2021, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Healthcare Realty Trust Incorporated’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 10, 2021